UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2021

HIMS & HERS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2269 Chestnut Street, #523

San Francisco, California 94123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 851-0195

Oaktree Acquisition Corp.

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HIMS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	HIMS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Domestication and Merger Transaction

As previously announced, Oaktree Acquisition Corp. (“OAC” and, after the Domestication as described below, “New Hims”), a Cayman Islands exempted company, entered into that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among OAC, Rx Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OAC (“Merger Sub”), and Hims, Inc., a Delaware corporation (“Hims”).

On January 20, 2021, as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 126 of the final prospectus and definitive proxy statement, dated December 29, 2020 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), OAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which OAC was domesticated and continued as a Delaware corporation, changing its name to “Hims & Hers Health, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “OAC Class A ordinary shares”), and Class B ordinary shares of OAC, automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of New Hims (the “New Hims Class A Common Stock”); (2) each then issued and outstanding warrant of OAC (the “OAC warrants”) automatically converted into a warrant to acquire one share of New Hims Class A Common Stock (the “New Hims Warrants”); and (3) each of the then issued and outstanding units of OAC that had not been previously separated into the underlying OAC Class A ordinary shares and underlying OAC warrants upon the request of the holder thereof (the “OAC units”), were cancelled and entitled the holder thereof to one share of New Hims Class A Common Stock and one-third of one New Hims Warrant. No fractional shares will be issued upon exercise of the New Hims Warrants.

On January  20, 2021, as contemplated by the Merger Agreement and described in the section titled “Business Combination Proposal” beginning on page 97 of the Proxy Statement/Prospectus, New Hims consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Hims, the separate corporate existence of Merger Sub ceasing and Hims being the surviving corporation and a wholly owned subsidiary of New Hims (the “Merger” and, together with the Domestication, the “Business Combination”).

Immediately prior to the effective time of the Merger, each share of Hims preferred stock, par value $0.000001 per share, and Hims Class F common stock, par value $0.000001 per share, converted into one share of Class A common stock, par value $0.00001 per share, of Hims (the “Hims Class A Common Stock” and such conversion, the “Hims Recapitalization”). In connection with the Hims Recapitalization, a portion of shares of Hims Class A Common Stock held by the Chief Executive Officer of Hims, Andrew Dudum (the “CEO”) and any entities, directly or indirectly, wholly-owned by the CEO (collectively, the “CEO Affiliates” and, together with the CEO, the “CEO Group”) representing approximately 33% of the sum of (a) the number of shares Hims Class A Common Stock held by the CEO Group plus (b) underlying vested and unvested equity interests held by the CEO, were exchanged pursuant to a share exchange agreement for Hims Class V common stock, par value $0.000001 per share (the “Hims Class V Common Stock”), which had equivalent economic rights, including dividend and liquidation rights, as the Hims Class A Common Stock, but carried an additional number of votes per share. Under the terms of the Merger Agreement, the Hims Class V Common Stock received by the CEO Group converted into the right to receive shares of New Hims Class V common stock, $0.0001 per share (the “New Hims Class V Common Stock”) such that, immediately following the closing of the Merger (the “Closing”), the shares of New Hims Class A Common Stock, which are entitled to one vote per share, and New Hims Class V Common Stock, which are entitled to 175 votes per share, held by the CEO Group represented approximately ninety percent (90%) of the aggregate voting power of all outstanding capital stock of New Hims.

Immediately prior to the effective time of the Merger and following the Hims Recapitalization, Hims repurchased and cancelled approximately $22.0 million of shares of Hims Class A Common Stock at a price of $4.56 per share.

As a result of and upon the Closing, among other things, (i) each share of Hims Class A Common Stock (including restricted Hims Class A Common Stock) and Class V Common Stock outstanding as of immediately prior to the effective time of the Merger was cancelled and converted into the right to receive the applicable portion of the merger consideration comprised of New Hims Class A Common Stock (or in the case of Hims Class V Common Stock, New Hims Class V Common Stock), restricted New Hims Class A Common Stock that will vest in equal thirds if the trading price of New Hims Class A Common Stock is greater than or equal to $15, $17.50 and $20 for any 10 trading days within any 20-trading day period during a period of five years after the Closing and will also vest in connection with any Company Sale (as defined in the Proxy Statement/Prospectus) if the applicable thresholds are met in such Company Sale (such restricted New Hims Class A Common Stock, the “Earn Out Shares”) and warrants to acquire shares of New Hims Class A Common Stock, each as determined in the Merger Agreement, (ii) all equity awards of Hims were assumed by New Hims and converted into comparable equity awards that are settled or exercisable for shares of New Hims Class A Common Stock, earn out restricted stock unit awards and warrant restricted stock unit awards with a value as if such Hims equity awards were exercised or settled immediately prior to the Closing and (iii) each warrant of Hims that was unexercised was assumed by New Hims and represents the right to receive the applicable portion of the merger consideration upon exercise of such warrant as if such warrant was exercised prior to the Closing. Each Hims equityholder received its applicable portion of the 16 million Earn Out Shares (or equivalent equity award) described above that will vest (in part) as described above. The securities issued to former Hims equityholders pursuant to the Merger Agreement are restricted securities and have not been registered with the Securities Act.

Holders of 6,193 Class A ordinary shares of OAC elected to have their shares redeemed in connection with the Business Combination.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Investment

As previously announced, on September 30, 2020, concurrently with the execution of the Merger Agreement, OAC entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 7,500,000 shares of New Hims Class A Common Stock at $10.00 per share for aggregate gross proceeds of $75,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Closing.

Immediately after giving effect to the Business Combination and the PIPE Investment, there were 181,487,235 shares of New Hims Class A Common Stock, 8,377,623 shares of New Hims Class V Common Stock and 10,608,958 New Hims Warrants (including public and private placement warrants) outstanding. New Hims’ Class A Common Stock and warrants trade on the New York Stock Exchange under the symbols “HIMS” and “HIMS WS,” respectively.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus and such definitions are incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Indemnification Agreements

New Hims entered, and expects to continue to enter into, indemnification agreements with its directors, executive officers and other employees as determined by the board of directors (the “Board”). Each indemnification agreement provides for indemnification and advancements by New Hims of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of New Hims or any of its subsidiaries or was serving at New Hims’ request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the indemnification agreements, a form of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Share Exchange Agreement

On January 21, 2021, in connection with the Hims Recapitalization prior to the Closing, New Hims, Hims, the CEO and certain CEO Affiliates entered into that certain Share Exchange Agreement pursuant to which a portion of the outstanding shares of Hims Class A Common Stock held by the CEO Group were exchanged for shares of Hims Class V Common Stock. Under the terms of the Share Exchange Agreement, New Hims agreed to treat the share exchange as a tax-free transaction and agreed to indemnify the CEO Group for taxes and any applicable penalties and associated costs if such exchange is not tax free. In accordance with the Merger Agreement, the Hims Class V Common Stock received by the CEO Group in the exchange will convert into the right to receive shares of New Hims Class V Common Stock.

The New Hims V Common Stock will be entitled to dividends and will rank equally to the New Hims Class A Common Stock upon any liquidation. Each share of New Hims Class V Common Stock will be entitled to 175 votes per share. Immediately following the Closing, and by virtue of his holdings of New Hims Class A Common Stock and New Hims Class V Common Stock, the CEO Group is expected to hold, directly or indirectly, approximately 90% of the voting power of the capital stock of New Hims on a fully-diluted basis.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Share Exchange Agreement, which is attached hereto as Exhibit 10.17

Sponsor Registration Rights Agreement

On January 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New Hims and Oaktree Acquisition Holdings, L.P. (the “Sponsor”) entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), which terminated and replaced the OAC Registration and Shareholder Rights Agreement. The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 110 titled “Business Combination Proposal—Related Agreements—Sponsor Registration Rights Agreement.” Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.4 to this Report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On January 19, 2021, the Business Combination was approved by the shareholders of OAC at the extraordinary general meeting of shareholders (the “Shareholder Meeting”). The Business Combination was completed on January 20, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K, or some of the information incorporated herein by reference, may be considered forward-looking statements. Forward-looking statements generally relate to future events or New Hims’ future financial or operating performance, business strategy and objectives of management for future operations. For example, statements about the benefits of the Business Combination, the competitive environment, and the expected future performance (including future revenue) and market opportunities of New Hims are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by New Hims and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against New Hims; (2) the ability to recognize the anticipated benefits of the Business Combination; (3) costs related to the Business Combination; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the limited operating history of New Hims; (7) the New Hims business is subject to significant governmental regulation; (8) the New Hims business may not successfully expand into other markets, including womens’ health; (9) the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of New Hims, (10) New Hims’ financial and business performance following the Business Combination, including financial projections and business metrics and (11) other risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 37 of the Proxy Statement/Prospectus and incorporated herein by reference.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. New Hims does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of New Hims is described in the Proxy Statement/Prospectus in the section entitled “Information about Hims” beginning on page 218, which is incorporated herein by reference.

Risk Factors

The risk factors related to the business and operations of New Hims and the Business Combination are set forth in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 37, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 236 in the section entitled “Hims’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference herein.

Qualitative and Quantitative Disclosure about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 258 in the section entitled “Hims’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures About Market Risk,” which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of New Hims Class A Common Stock and New Hims Class V Common Stock immediately following consummation of the Business Combination by:

•	each person known by New Hims to be the beneficial owner of more than 5% of outstanding New Hims Class A Common Stock;

•	each of New Hims’ current named executive officers and directors; and

•	all current executive officers and directors of New Hims as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Hims & Hers Class A Common Stock is based on 181,487,235 shares of New Hims Class A Common Stock issued and outstanding as of January 20, 2021.

Unless otherwise indicated, New Hims believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Name and Address of Beneficial Owners(1)	Number of Shares of New Hims Class A Common Stock(2)%		Number of Shares of New Hims Class V Common Stock	%	% of Total Voting Power(3)
Directors and current named executive officers:
Andrew Dudum(4)	26,419,020	14.0%	8,377,623	100%	90.2%
Spencer Lee(5)	1,909,313	1.0%	—	—	*
Melissa Baird(6)	2,344,398	1.3%	—	—	*
Alex Bard(7)	10,380,627	5.7%	—	—	*
Toby Cosgrove(8)	90,596	*	—	—	*
Kirsten Green(9)	9,742,349	5.4%	—	—	*
Jules Maltz(10)	20,373,064	11.2%	—	—	1.2%
Lynne Chou O’Keefe(11)	157,639	*	—	—	*
David Wells	—	—	—	—	—
All directors and executive officers as a group (11 persons) (12)	72,646,308	37.5%	8,377,623	100%	92.7%
Entities affiliated with Atomic Labs(13)	10,822,623	6.0%	—	—	*
Entities affiliated with Forerunner Ventures(14)	9,742,349	5.4%	—	—	*
Entities affiliated with Institutional Venture Partners(15)	20,373,064	11.2%	—	—	1.2%
Entities affiliated with NewView Capital(16)	14,695,115	8.1%	—	—	*
Entities affiliated with Redpoint Ventures(17)	10,380,627	5.7%	—	—	*
Entities affiliated with Thrive Capital Partners V, L.P.(18)	15,303,963	8.4%	—	—	*
Jack Abraham(19)	24,071,202	13.3%	—	—	1.5%
Disruptive Technology Solutions XI, LLC(20)	9,186,551	5.1%	—	—	*

*	Less than 1%
1.	Unless otherwise noted, the business address of each executive officer and director of New Hims is 2269 Chestnut Street, #523, San Francisco, California 94123.
2.

The beneficial ownership of New Hims as of January 20, 2021 is based on (A) 181,487,235 shares of New Hims Class A Common Stock outstanding as of such date and (B) 8,377,623 shares of New Hims Class V Common Stock outstanding as of such date. For purposes of calculating shares outstanding and the beneficial ownership of each stockholder in the table above, shares of New Hims Class A Common Stock underlying assumed RSUs, Earn Out RSUs and warrants were excluded because such shares may not be settled or exercisable within 60 days.

3.

Percentage of total voting power represents voting power with respect to all shares of New Hims Class A Common Stock and Class V Common Stock, held beneficially as a single class. The holders of New Hims Class V Common Stock are entitled to 175 votes per share, and holders of New Hims Class A Common Stock are entitled to one vote per share.

4.

Includes (i) 9,310,945 shares of New Hims Class A Common Stock held by trusts affiliated with Mr. Dudum, (ii) 8,377,623 shares of New Hims Class V Common Stock held by a trust affiliated with Mr. Dudum, (iii) 1,762,436 Earn Out Shares held by trusts affiliated with Mr. Dudum, (iv) 7,077,074 shares of New Hims Class A Common Stock underlying stock options exercisable within 60 days, (v) 7,531,800 shares of New Hims Class A Common Stock held by Atomic Labs II, L.P. and (vi) 736,765 Earn Out Shares held by Atomic Labs II, L.P. Mr. Dudum may be deemed to share voting or dispositive power over the shares held by Atomic Labs II, L.P.

5.	Includes 1,909,313 shares of New Hims Class A Common Stock underlying stock options exercisable within 60 days.
6.	Includes (i) 90,596 shares of New Hims Class A Common Stock, (ii) 8,862 Earn Out Shares and (iii) 2,244,940 shares of New Hims Class A Common Stock underlying stock options exercisable within 60 days.
7.	Includes the shares of New Hims Class A Common Stock referenced in footnote 17.
8.	Includes 90,596 shares of New Hims Class A Common Stock underlying a stock option exercisable within 60 days.
9.	Includes the shares of New Hims Class A Common Stock referenced in footnote 14.
10.	Includes the shares of New Hims Class A Common Stock referenced in footnote 15.

11.

Includes (i) 143,594 shares of New Hims Class A Common Stock held by Define Ventures Fund I, L.P. and (ii) 14,045 Earn Out Shares held by Define Ventures Fund I, L.P. Ms. Chou O’Keefe may be deemed to share voting or dispositive power over the shares held by Define Ventures Fund I, L.P.

12.

Includes (i) 54,299,121 shares of New Hims Class A Common Stock, (ii) 6,163,697 Earn Out Shares, (iii) 12,183,490 shares of New Hims Class A Common Stock underlying stock options exercisable within 60 days and (iv) 8,377,623 shares of New Hims Class V Common Stock.

13.

Includes (i) 1,185,965 shares of New Hims Class A Common Stock and 116,011 Earn Out Shares held by Atomic Labs I, L.P., (ii) 886,494 shares of New Hims Class A Common Stock and 86,717 Earn Out Shares held by Atomic Labs I-B, L.P., (iii) 7,531,800 shares of New Hims Class A Common Stock and 736,765 Earn Out Shares held by Atomic Labs II, L.P. and (iv) 254,023 shares of New Hims Class A Common Stock and 24,848 Earn Out Shares held by Atomic Incentives, LLC. Jack Abraham is the majority member and sole manager of Atomic Labs, LLC, which is the sole member and manager of Atomic Incentives, LLC. In addition, Jack Abraham is the sole member of Atomic Labs GP I, LLC, which is the general partner and manager of Atomic Labs I, L.P. and Atomic Labs, I-B, L.P. Atomic Labs GP I, LLC has designated its management rights as manager of Atomic Labs I, L.P. and Atomic Labs I-B, L.P. to Atomic Labs, LLC. Both Jack Abraham and Andrew Dudum, who serves as Chief Executive Officer and as a director of New Hims, are managing members of Atomic GP II, LLC. Atomic GP II, LLC is the general partner and manager of Atomic Labs II, L.P. Atomic GP II, LLC has designated its management rights as manager of Atomic Labs II, L.P. to Atomic Labs, LLC. As majority member and sole manager of Atomic Labs, LLC, Jack Abraham may be deemed to have voting and dispositive power over the shares held by Atomic Labs I, L.P., Atomic Labs I-B, L.P., Atomic Labs II, L.P. and Atomic Incentives, LLC. The business address of each of the entities identified in this footnote is c/o Atomic Labs, LLC, 1 Letterman Drive, Suite C-3500, San Francisco, CA 94129.

14.

Includes (i) 753,889 shares of New Hims Class A Common Stock and 73,745 Earn Out Shares held by Forerunner Builders II, L.P. and (ii) 8,120,380 shares of New Hims Class A Common Stock and 794,335 Earn Out Shares held by Forerunner Partners III, L.P. Forerunner Ventures GP III, LLC is the general partner of Forerunner Builders II, L.P. and Forerunner Partners III, L.P. Kirsten Green and Eurie Kim are the managing members of Forerunner Ventures GP III, LLC and may be deemed to share voting and dispositive power over the shares held by Forerunner Builders II, L.P. and Forerunner Partners III, L.P. The business address of each of the entities identified in this footnote is c/o Forerunner Ventures, 1161 Mission Street, Suite 300, San Francisco, CA 94103.

15.

Includes (i) 49,097 shares of New Hims Class A Common Stock and 4,798 Earn Out Shares held by Institutional Venture Partners XV Executive Fund, L.P. (“IVP XV Executive Fund”), (ii) 9,229,772 shares of New Hims Class A Common Stock and 902,859 Earn Out Shares held by Institutional Venture Partners XV Fund, L.P. (“IVP XV”) and (iii) 9,278,875 shares of New Hims Class A Common Stock and 907,663 Earn Out Shares held by Institutional Venture Partners XVI Fund, L.P. (“IVP XVI”). Institutional Venture Management XV LLC is the general partner of IVP XV Executive Fund and IVP XV. Institutional Venture Management XVI LLC is the general partner of Institutional Venture Management XVI LLC. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XV LLC and Institutional Venture Management XVI LLC and may be deemed to share voting and dispositive power over the shares held by IVP XV Executive Fund, IVP XV and IVP XVI. The business address of each of the entities identified in this footnote is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2 Suite 250, Menlo Park, CA 94025.

16.

Includes (i) 4,596,532 shares of New Hims Class A Common Stock and 449,633 Earn Out Shares held by NewView Capital Fund I, L.P. (“NewView Fund I”) and (ii) 8,789,186 shares of New Hims Class A Common Stock and 859,764 Earn Out Shares held by NewView HMS SPV, LLC (“NewView SPV”). NewView Capital Partners I, LLC is the general partner of NewView Fund I and NewView HMS Partners, LLC is the managing member of NewView SPV. Ravi Viswanathan is the managing member of NewView Capital Partners I, LLC and the manager of NewView HMS Partners, LLC and therefore may be deemed to hold voting and dispositive power over the shares held by NewView Fund I and NewView SPV. The business address of each of the entities identified in this footnote is c/o NewView Capital, 1201 Howard Avenue, Suite 101, Burlingame, CA 94010.

17.

Includes (i) 9,172,003 shares of New Hims Class A Common Stock and 897,210 Earn Out Shares held by Redpoint Ventures VI, L.P. (“RV VI”) and (ii) 283,667 shares of New Hims Class A Common Stock and 27,747 Earn Out Shares held by Redpoint Associates VI, L.L.C. (“RA VI”). Redpoint Ventures VI, LLC (“RV VI LLC”) is the sole general partner of RV VI. Voting and dispositive decisions with respect to the shares held by RV VI and RA VI are made by the managers of RV VI LLC and RA VI: Alexander Bard, Jeffrey D. Brody, Satish Dharmaraj, Christopher B. Moore, Scott C. Raney, Tomasz Tunguz and David Yuan. The business address of each of the entities identified in this footnote is c/o Redpoint Ventures, 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025.

18.

Includes (i) 13,687,284 shares of New Hims Class A Common Stock and 1,338,897 Earn Out Shares held by Thrive Capital Partners V, L.P. (“Thrive V”) and (ii) 253,034 shares of New Hims Class A Common Stock and 24,748 Earn Out Shares held by Claremount V Associates, L.P. (“Claremount V”). Thrive Partners V GP, LLC (“Thrive V GP”) is the general partner of each of Thrive V and Claremount V. Joshua Kushner is the sole managing member of Thrive V GP (the “Managing Member”) and, in his capacity as Managing Member of Thrive V GP, has voting and dispositive power over the shares held by Thrive V and Claremount V. The business address of each of the entities identified in this footnote is c/o Thrive Capital, 295 Lafayette Street, Suite 701, New York, NY 10012.

19.

Includes (i) the shares held by the entities affiliated with Atomic Labs referenced in footnote 13, (ii) 7,432,017 shares of New Hims Class A Common Stock and 727,004 Earn Out Shares held by F41 Investments LLC, (iii) 653,593 shares of New Hims Class A Common Stock and 63,934 Earn Out Shares held by Jack Abraham and (iv) 3,982,464 shares of New Hims Class A Common Stock and 389,567 Earn Out Shares held by The Jack Abraham 2020 Irrevocable Trust A. Mr. Abraham may be deemed to hold voting and dispositive power over all of these shares. The address of Mr. Abraham is Atomic Labs, LLC, 1 Letterman Drive, Suite C-3500, San Francisco, CA 94129.

20.

Includes 8,367,995 shares of New Hims Class A Common Stock and 818,556 Earn Out Shares held by Disruptive Technology Solutions XI, LLC (“DTS XI”). Disruptive Technology Advisers LLC (“DTA”) is the investment adviser to DTS XI. Alexander Davis is the Chief Executive Officer of DTA and has sole voting and investment power with respect to the common stock held by DTS XI. The address for DTS XI is 1801 Century Park East, Suite 2220, Los Angeles, California 90067.

Directors and Officers

New Hims’ directors and executive officers after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section entitled “Management of New Hims Following the Business Combination” beginning on page 270 and that information is incorporated herein by reference.

In connection with the consummation of the Business Combination, each of OAC’s officers and directors ceased serving the company. Each of Alex Bard, Dr. Toby Cosgrove, M.D., Andrew Dudum, Kirsten Green, Jules Maltz, Lynne Chou O’Keefe and David Wells were appointed to the Board in connection with the Business Combination. Andrew Dudum was appointed Chairman of the Board and Jules Maltz was appointed lead independent director.

Director Independence

The listing standards of the New York Stock Exchange (“NYSE”) require that a majority of the Board be independent. A director is “independent” if the Board affirmatively determines that the director has no material relationship with the company, either directly or as an officer, partner or shareholder of an organization that has a relationship with the company. Because Andrew Dudum controls a majority of the outstanding voting power of New Hims after the Business Combination, New Hims is a “controlled company” under the corporate governance rules of the NYSE. Therefore, New Hims is not be required to have a majority of the Board be independent or have an independent nominating function. Despite being a “controlled company,” each of the directors other than Andrew Dudum qualifies as an independent director, as defined under the listing rules of the NYSE.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an audit committee and a compensation committee. The Board does not have a nominating and corporate governance committee.

Kirsten Green, Lynne Chou O’Keefe and David Wells serve on the audit committee of the Board. The Board determined that each of Ms. Green, Ms. Chou O’Keefe and Mr. Wells is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Mr. Wells is the chair of the audit committee. The Board determined that each of Ms. Green and Ms. Chou O’Keefe and Mr. Wells qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the NYSE. The description of the audit committee included in the Proxy Statement/Prospectus in the section entitled “Management of New Hims Following the Business Combination—Board Committees—Audit Committee” beginning on page 274 is incorporated herein by reference.

Jules Maltz, Alex Bard, and Kirsten Green serve on the compensation committee of the Board. Mr. Maltz is the chair of the compensation committee. The Board determined that each member of the compensation committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. The description of the compensation committee included in the Proxy Statement/Prospectus in the section entitled “Management of New Hims Following the Business Combination—Board Committees—Compensation Committee” beginning on page 274 is incorporated herein by reference.

Executive Compensation

Unless the context otherwise requires, any reference in this section of this Current Report on Form 8-K to “Hims,” “we,” “us” or “our” refers to Hims and its consolidated subsidiaries prior to the consummation of the Business Combination and to New Hims and its consolidated subsidiaries following the Business Combination.

2020 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed during the years ended December 31, 2019, and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards$)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Andrew Dudum	2020	527,187	2,842,399	(3)	23,106,043	(4)	100,203			26,575,833
Chief Executive Officer and Director	2019	253,750			—		—			253,750
Spencer Lee	2020	452,813	1,289,200	(5)	1,454,319	(6)	84,787			3,281,119
Chief Financial Officer	2019	290,545			1,798,561		87,164			2,176,270
Melissa Baird	2020	434,219	1,289,200	(5)	2,522,193	(7)	80,933	20,848	(8)	4,346,962
Chief Operating Officer

(1)

Represents the aggregate grant date fair value of options granted to the officer, computed in accordance with FASB ASC Topic 718. See Note 8 to our consolidated financial statements incorporated by reference into this Current Report on Form 8-K for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. Please note that the share numbers in the footnotes below are presented on a pre-Business Combination basis, reflecting such awards as of December 31, 2020.

(2)

Represents cash amounts earned under our annual bonus plans with respect to 2020 performance payable in February 2021. Incentive cash amounts were earned equal to 103% of each executive’s target bonus.

(3)

Represents restricted stock units covering 646,000 shares of our common stock granted on December 23, 2020, with an aggregate grant date fair value of $2,842,399, vesting over four years of continuous service following December 16, 2020, in 16 substantially equal quarterly installments.

(4)

Represents the sum of (i) $3,246,159, the aggregate grant date fair value of an option to purchase 3,583,091 shares of our common stock granted on June 17, 2020, which vests over four years of continuous service following March 13, 2020, in 48 substantially equal monthly installments; (ii) $11,322,568, the aggregate grant date fair value of an option to purchase 7,166,182 shares of our common stock granted on June 17, 2020, which vests in full if the per share closing trading price of our common stock on a public stock exchange is at least equal to $10.41 while Mr. Dudum remains in our continuous service; (iii) $5,338,806, the aggregate grant date fair value of an option to purchase 3,583,091 shares of our common stock granted on June 17, 2020, which vests in full if the per share closing trading price of our common stock on a public stock exchange is at least equal to $17.35 while Mr. Dudum remains in our continuous service; and (iv) $3,198,510, the aggregate grant date fair value of an option to purchase 1,291,000 shares of our common stock granted on December 23, 2020, which vests over four years of continuous service following December 16, 2020, in 48 substantially equal monthly installments. The grant date fair value with respect to the two performance options is based on the probable outcome of the condition as of such grant date.

(5)

Represents restricted stock units covering 293,000 shares of our common stock granted on December 23, 2020, with an aggregate grant date fair value of $1,289,200, vesting over four years of continuous service following December 16, 2020, in 16 substantially equal quarterly installments.

(6)

Represents $1,454,319, the aggregate grant date fair value of an option to purchase 587,000 shares of our common stock granted on December 23, 2020, which vests over four years of continuous service following December 16, 2020, in 48 substantially equal monthly installments.

(7)

Represents the sum of (i) $1,067,874 the aggregate grant date fair value of an option to purchase 1,719,884 shares of our common stock granted on May 13, 2020, which vests over four years of continuous service following February 12, 2020, in 48 substantially equal monthly installments and (ii) $1,454,319, the aggregate grant date fair value of an option to purchase 587,000 shares of our common stock granted on December 23, 2020, which vests over four years of continuous service following December 16, 2020, in 48 substantially equal monthly installments.

(8)	Represents cash payment to Ms. Baird to supplement her housing expenses. Such payments terminated when we converted to a work-from-home policy effective in April 2020.

Narrative Explanation of Compensation Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of Messrs. Dudum, Lee and Ms. Baird. Our employment agreements set forth each such named executive officer’s annual base salary and, where applicable, target bonus opportunity, as well as the terms of the executive’s equity awards (see also below under “—Outstanding Equity Awards at 2020 Year-End”).

The annual base salary of each named executive officer, and such officer’s incentive bonus opportunity, are expected to be reviewed from time to time and adjusted when our board of directors or compensation committee determines an adjustment is appropriate. During the year ended December 31, 2020, the annual base salary for Mr. Dudum was $552,500; the annual base salary for Mr. Lee was $467,500; and the annual base salary for Ms. Baird was $446,250, in each case following increases approved in February 2020. For our 2020 fiscal year, the target bonus opportunity for each of our named executive officers was 17.6% of their respective base salary. The incentive bonus for our 2020 fiscal year was earned based on achievement of our corporate revenue target.

Certain Changes Occurring Following Completion of the 2020 Fiscal Year

Upon the closing of the Business Combination, Mr. Dudum’s base salary increased to $575,000, and Mr. Lee’s and Ms. Baird’s to $468,000. Mr. Dudum will have a target incentive bonus of 100% of his base salary effective beginning with our 2021 fiscal year, and the target incentive bonus for Mr. Lee and Ms. Baird will increase to 50% of their base salary.

Severance and Change in Control Benefits

Pursuant to Change in Control and Severance Agreements with each of our named executive officers, if an officer is subject to a termination without cause or resigns for certain good reasons (an involuntary termination), such individual will be eligible to receive, for the nine-month period following such involuntary termination (except as noted below) continued payment of base salary and target bonus (at 100% of goal), continued payment of the employer’s portion of insurance premiums under COBRA, and vesting acceleration of all outstanding equity awards (unless our board of directors provides otherwise at the time an award is granted) as if the individual had provided continuous service through the end of such period (and the opportunity to vest into certain performance awards during the specified period following such involuntary termination).

Such nine-month period is extended to 12 months if an involuntary termination occurs during the period beginning three months prior to, and ending on the date that is 12 months after, our change in control (except with respect to Mr. Dudum, where a 12-month period applies at all times). Further, in the event of an involuntary termination that occurs in connection with, or within 12 months after, our change in control, all of the executive’s then-unvested equity awards shall become vested (unless our board of directors provides otherwise at the time an award is granted), except for certain performance awards which will fully vest and become exercisable only if the applicable performance goals are satisfied within the 12-month period following such involuntary termination.

All such payments and benefits are contingent on the officer’s execution and non-revocation of a general release of claims against us and satisfaction of other typical conditions.

For purposes of the executives’ Change in Control and Severance Agreements:

“Change in Control” means any person becoming the beneficial owner of securities representing more than 50% of the total voting power of our then-outstanding securities; a sale or disposition of all or substantially all of our assets; certain mergers or consolidations with or into another entity; or a change in the majority of our board of directors over a period of 12 months not approved or recommended by a majority vote of the incumbent board members then still in office. For the avoidance of doubt, neither the Business Combination nor the Hims Recapitalization will constitute a Change in Control.

“Cause” means an unauthorized use or disclosure of our confidential information or trade secrets which use or disclosure causes material harm to us; a material breach of any agreement with us; material failure to comply with our written policies or rules (including without limitation our ethics or insider trading policies); conviction of, or plea of guilty or no contest to, a felony under the laws of the United States or of any state thereof; gross negligence or willful misconduct in the performance of an officer’s duties (with financial accounting improprieties deemed to constitute gross negligence or willful misconduct); continuing failure to perform reasonable assigned duties in accordance with the individual’s position with us after receiving written notification of such failure; or failure to cooperate in good faith with a governmental or internal investigation of the company or of our directors, officers or employees, if so requested. In general, Cause will not be deemed to exist absent written notice from us within 30 days after the condition arises and failure by the individual to cure such condition within 30 days of receipt of such notice.

“Good Reason” means a resignation within 12 months after one of the following conditions has come into existence or an officer becomes aware of such condition, without an officer’s consent: a material diminution in base salary or target bonus (other than in connection with an across-the-board reduction applicable to all senior executives of the company), provided that a reduction of less than 10% will not be considered material; a material diminution of authority, duties or responsibilities (including a change in position) or of those of the individual to whom the officer reports (subject to certain exceptions); a material change in the geographic location at which the officer must perform services for us that increases their one-way commute by more than 35 miles; a change in reporting to anyone other than the Chief Executive Officer; or a breach by us of the change in control and severance agreement. In general, a resignation for good reason will only be effective if the officer provides written notice of the event constituting good reason within 90 days after its occurrence (or, if later, within 90 days after the officer becomes aware of such event or conditions) and then only if the company does not cure such event within 30 days of receipt of such notice.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as are other full-time employees generally. We generally do not provide our named executive officers with perquisites or other personal benefits. However, we do reimburse our named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services to us.

Our named executive officers are also eligible to participant in the 401(k) plan we maintain for our employees generally. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Service Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. We did not make any matching contributions or other Company contributions to or on behalf of any employee, including our named executive officers.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan or non-qualified deferred compensation plan sponsored by us during the year ended December 31, 2020.

Equity Compensation

We offer equity and equity-based awards to our named executive officers as the long-term incentive component of our compensation program. We typically grant equity-based awards to new hires upon their commencing employment with us. Stock options allow employees to purchase shares of Class A common stock of Hims at a price per share at least equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Restricted stock units allow employees to receive shares of our common stock upon satisfaction of specified vesting criteria. Generally, our equity-based awards vest over four years, subject to the employee’s continued employment with us on each vesting date; however, we may grant, and have granted, awards with different vesting schedules from time to time, including awards that vest upon achievement of performance-based milestones.

As described above under “Severance and Change in Control Benefits,” equity awards granted to our named executive officers are subject to accelerated vesting under certain circumstances.

Outstanding Equity Awards at 2020 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2020. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments.

Except as otherwise noted below, options to purchase shares of our common stock are exercisable at any time, with unvested shares acquired subject to repurchase by us at the lower of the then-fair market value or the exercise price per share, in each case following termination of the individual’s continuous service with us.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Please note that the share numbers and exercise prices (where applicable) in the table below are presented on a pre-Business Combination basis, reflecting such awards as of December 31, 2020.

As described above under “Severance and Change in Control Benefits,” equity awards granted to our named executive officers are subject to accelerated vesting under certain circumstances.

		Option Awards							Stock Awards
Name	Vesting Commencement Date	Equity Incentive Plan Awards: Securities Underlying Unearned, Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)($)
Andrew Dudum	N/A	3,583,091	(2)				1.10	6/16/2030
	N/A	7,166,182	(3)				1.10	6/16/2030
	3/13/2020			671,829	(4)	2,911,262	1.10	6/16/2030
	12/16/2020			0	(4)	1,291,000	4.26	12/22/2030
	12/16/2020								646,000	(5)	9,967,780
Spencer Lee	3/4/2019			1,634,937	(6)	2,102,063	0.79	5/1/2029
	12/16/2020			0	(4)	587,000	4.26	12/22/2030
	12/16/2020								293,000	(5)	4,520,990
Melissa Baird	2/6/2018			1,640,996	(6)	758,058	0.18	3/28/2028
	10/1/2019			72,916	(4)	177,084	0.79	11/5/2029
	2/12/2020			358,309	(4)	1,361,575	1.10	5/12/2030
	12/16/2020			0	(4)	587,000	4.26	12/22/2030
	12/16/2020								293,000	(5)	4,520,990

(1)	As there was no public market for our common stock on December 31, 2020, we have assumed that the fair value on such date was $15.43, the closing price of our common stock on January 21, 2021.
(2)	The option vests in full if the per share closing trading price of our common stock on a public stock exchange is at least equal to $17.35 while Mr. Dudum remains in our continuous service.
(3)	The option vests in full if the per share closing trading price of our common stock on a public stock exchange is at least equal to $10.41 while Mr. Dudum remains in our continuous service.
(4)

The option vests over a four-year period based on the officer’s continuous service with us, with 1/48th of the shares vesting following completion of each month of service after the vesting commencement date indicated above.

(5)

The restricted stock units vest over a four-year period based on the officer’s continuous service with us, with 6.25% of the restricted stock units vesting following completion of each period of three months of service on each of March 15, June 15, September 15 and December 15 (each, a “Company Quarterly Vesting Date”), with the first such vesting date to be the next occurring Company Quarterly Vesting Date that occurs on or after the vesting commencement date set indicated above.

(6)

The option vests over a four-year period based on the officer’s continuous service with us, with 25% of the shares vesting following completion of one year of service after the vesting commencement date indicated above, and 1/48th of the shares vesting following the completion of each month of continuous service thereafter.

Equity Incentive Plan

At the Shareholder Meeting, the shareholders of OAC approved the Hims  & Hers Health, Inc. 2020 Equity Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the Proxy Statement/Prospectus section entitled “Incentive Equity Plan Proposal” beginning on page 150 is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, New Hims expects that the Board will make grants of awards under the Incentive Plan to eligible participants.

Employee Stock Purchase Plan

At the Shareholder Meeting, the shareholders of OAC approved the Hims & Hers Health, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). The description of the ESPP set forth in the Proxy Statement/Prospectus section entitled “Employee Stock Purchase Plan Proposal ” beginning on page 157 is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, New Hims expects that the Board will make grants of awards under the ESPP to eligible participants.

Director Compensation

Unless the context otherwise requires, any reference in this section of this Current Report on Form 8-K to “Hims,” “we,” “us” or “our” refers to Hims and its consolidated subsidiaries prior to the consummation of the Business Combination and to New Hims and its consolidated subsidiaries following the Business Combination.

With respect to the year ended December 31, 2020, except as noted in the table below our non-employee directors did not receive cash compensation for their service on our board of directors and we did not have a formal non-employee director compensation program in 2020. Mr. Dudum, our Chief Executive Officer during fiscal year 2020, did not and does not receive any additional compensation for his service as a member of our board of directors.

Our board of directors approved the following non-employee director compensation program that became effective upon the closing of the Business Combination.

Each non-employee director is eligible to receive annual cash retainers for their service on our board of directors and committees as follows. In addition, we reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or committee meetings.

Position	Retainer ($)
Board Member	40,000
Lead Independent Director	10,000
Non-Executive Chair of the Board	30,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	8,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating and Corporate Governance Committee Member	4,000

The Compensation Committee will grant to each non-employee director who first becomes a member of the board of directors on or after the closing of the Business Combination an initial award of restricted stock units valued at $350,000 (the “Initial Equity Award”). The Initial Equity Award will be granted on or as soon as reasonably practicable after the date of their election. Subject to the director’s continuous service, the Initial Equity Award will vest with respect to one-third of the restricted stock units on each of the first three anniversaries of the date of grant of the Initial Equity Award.

Further, in each year, the Compensation Committee will grant to each non-employee director who continues serving on our board of directors after our annual stockholder meeting an award of restricted stock units valued at $175,000 (the “Annual Equity Award”). The Annual Equity Award will be granted on or as soon as reasonably practicable after the date of our annual stockholder meeting. Subject to the director’s continuous service, the Annual Equity Award will vest in full on the earlier of (x) the date that is 12 months following the date of grant of the Annual Equity Award or (y) the date of our next-occurring annual stockholder meeting.

If a new non-employee director joins our board of directors on a date other than the date of our annual stockholder meeting, then such non-employee director will be granted a pro rata portion of the Annual Equity Award based on the period of service completed beginning on such non-employee director’s appointment or election to our board of directors and ending on the date of our next occurring annual stockholder meeting.

Both the Initial Equity Award and each Annual Equity Award will vest in full if we are subject to a change in control prior to the termination of the non-employee directors’ continuous service.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Jack Abraham*
Alex Bard
Dr. Toby Cosgrove, M.D.**	50,000	(2)			50,000
Kirsten Green**.
Jules Maltz
Lynne Chou O’Keefe***			1,419,497	(3)	1,419,497
David Wells**			1,367,879	(4)	1,367,879

*	Mr. Abraham resigned from our board of directors effective as of October 21, 2020
**	Dr. Cosgrove, Ms. Green and Mr. Wells were elected to our board of directors effective as of September 30, 2020.
***	Ms. O’Keefe was elected to our board of directors effective as of November 13, 2020.
(1)

The amounts in this column include the aggregate grant date fair value of restricted stock units granted to the director during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. See Note 8 to our consolidated financial statements incorporated by reference into this Current Report on Form 8-K for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(2)

Reflects amounts paid to Dr. Cosgrove pursuant to our letter agreement with him dated September 18, 2019. Such arrangement terminated upon the closing of the Business Combination, following which Dr. Cosgrove will be eligible to receive compensation pursuant to our non-employee director compensation program, described above. During our fiscal year 2019, Dr. Cosgrove received $8,333 in cash fees.

(3)

Represents restricted stock units covering 322,613 shares of our common stock granted on December 23, 2020, with an aggregate grant date fair value of $1,419,497, vesting over four years of continuous service following December 15, 2020, in 16 substantially equal quarterly installments. The share numbers in this footnote are presented on a pre-Business Combination basis.

(4)

Represents restricted stock units covering 322,613 shares of our common stock granted on November 13, 2020, with an aggregate grant date fair value of $1,367,879, vesting over four years of continuous service following December 15, 2020, in 16 substantially equal quarterly installments. The share numbers in this footnote are presented on a pre-Business Combination basis.

As of December 31, 2020, Dr. Cosgrove held an outstanding option to purchase 200,000 shares of our common stock, and each of Ms. O’Keefe and Mr. Wells held restricted stock units covering 322,613 shares of our common stock. In January 2021, and prior to the our non-employee director compensation program becoming effective, each of Kirsten Green, Jules Maltz and Alex Bard were granted 78,651 restricted stock units, with such awards vesting over four years of continuous service provided by each director. The share numbers referenced in this paragraph are presented on a pre-Business Combination basis.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 281, which is incorporated herein by reference.

The information set forth in the sections entitled “Indemnification Agreements” and “Share Exchange Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately prior to the effective time of the Merger and following the Hims Recapitalization, Hims repurchased and cancelled approximately $22.0 million of shares of Hims Class A Common Stock at a price of $4.56 per share in the Hims Pre-Closing Redemption. A trust affiliated with the CEO sold 3,038,723 shares of Hims Class A Common Stock in the Hims Pre-Closing Redemption for gross proceeds of approximately $13.9 million. Spencer Lee, the Chief Financial Officer of New Hims, exercised an option to purchase 108,995 shares of Hims Class A Common Stock and sold the underlying shares in the Hims Pre-Closing Redemption for net proceeds of approximately $0.4 million.

Legal Proceedings

The description of legal proceedings is included in the Proxy Statement/Prospectus in the section entitled “Information about Hims—Legal Proceedings” on page 235, which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The New Hims Class A Common Stock and New Hims public warrants trade on the NYSE under the symbols “HIMS” and “HIMS WS,” respectively, in lieu of the ordinary shares, warrants and units of OAC. New Hims has not paid any cash dividends on its shares of capital stock to date. It is the present intention of the Board to retain all earnings, if any, for use in New Hims’ business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon New Hims’ revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of New Hims to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Recent Sales of Unregistered Securities

Information about unregistered sales of New Hims’ equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Securities

A description of the New Hims Class A Common Stock, New Hims Class V Common Stock, preferred stock and warrants is included in the Proxy Statement/Prospectus in the section entitled “Description of New Hims Securities” beginning on page 295, which is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Further information about the indemnification of New Hims’ directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of New Hims Securities—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 302 and is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference. The securities issued in connection with the Business Combination and PIPE Investment were not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 20, 2021, in connection with the consummation of the Business Combination, New Hims filed its certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and adopted its bylaws (the “Bylaws”).

Copies of the Certificate of Incorporation and the Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Change in the Registrant’s Certifying Accountant.

On January 25, 2021, the audit committee of the Board approved a resolution appointing KPMG LLP (“KPMG”) as New Hims’ independent registered public accounting firm to audit New Hims’ consolidated financial statements for the fiscal year ending December 31, 2021. KPMG served as the independent registered public accounting firm of Hims prior to the Business Combination. Accordingly, WithumSmith + Brown, PC (“Withum”), OAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as New Hims’ independent registered public accounting firm, effective upon completion of its audit of New Hims’ consolidated financial statements for the fiscal year ending December 31, 2020, which consist only of the accounts of the pre-Business Combination Special Purpose Acquisition Company.

The reports of Withum on OAC’s financial statements as of and for the two most recent fiscal years (ending December 31, 2019 and December 31, 2018) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During OAC’s two most recent fiscal years (ending December 31, 2019 and December 31, 2018) and the subsequent interim period through January 20, 2021, there were no disagreements between OAC and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on OAC’s financial statements for such years.

During OAC’s two most recent fiscal years (ending December 31, 2019 and December 31, 2018) and the subsequent interim period through January 20, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

New Hims provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish Hims & Hers Health with a letter addressed to the SEC stating whether it agrees with the statements made by New Hims set forth above. A copy of Withum’s letter, dated on January 26, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ending December 31, 2019 and December 31, 2018 and the subsequent interim periods through January 20, 2021, neither New Hims, nor any party on behalf of New Hims, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to New Hims’ consolidated financial statements, and no written report or oral advice was provided to New Hims by KPMG that was an important factor considered by New Hims in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated herein by reference.

In addition, the Incentive Plan became effective upon the Closing. The material terms of the Incentive Plan are described in the Proxy Statement/Prospectus in the section entitled “Incentive Equity Plan Proposal, ” which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, New Hims ceased being a shell company. The material terms of the Business Combination are described in the section entitled “Business Combination Proposal” of the Proxy Statement/Prospectus, and are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The unaudited financial statements of Hims as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 and the audited financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 are set forth in the Proxy Statement/Prospectus beginning on page F-40 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of OAC and Hims as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of September 30, 2020, by and among Oaktree Acquisition Corp., Rx Merger Sub, Inc., and Hims, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on October 1, 2020)

3.1	Certificate of Incorporation of Hims & Hers Health, Inc.

3.2	Bylaws of Hims & Hers Health, Inc.

4.1	Specimen Warrant Certificate of Hims & Hers Health (incorporated by reference to Exhibit 4.3 to Oaktree Acquisition Corp.’s Registration Statement on Form S-1/A (Registration No. 333-232444), filed with the SEC on July 16, 2019)

4.2	Warrant Agreement between Continental Stock Transfer & Trust Company and Oaktree Acquisition Corp. (incorporated by reference to Exhibit 4.4 to Oaktree Acquisition Corp.’s Registration Statement on Form S-1/A (Registration No. 333-232444), filed with the SEC on July 16, 2019)

4.3	Certificate of Corporate Domestication of Oaktree Acquisition Corp.

10.1	Sponsor Agreement, dated as of September 30, 2020, by and among Oaktree Acquisition Holdings, L.P., Oaktree Acquisition Corp. and Hims, Inc. (incorporated by reference to Exhibit 10.1 to the Oaktree Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on October 1, 2020)

10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (Registration No. 001-38986), filed with the SEC on October 1, 2020)

10.3	Form of Support Agreement (incorporated by reference to Exhibit 10.3 to the Oaktree Acquisition Corp.’s Current Report on Form 8-K (Registration No. 001-38986), filed with the SEC on October 1, 2020)

10.4	Registration Rights Agreement, dated as of January 20, 2021, by and among Hims & Hers Health, Inc. and Oaktree Acquisition Holdings, L.P.

10.5	Amended and Restated Investors’ Rights Agreement, dated as of September 30, 2020, by and among Hims & Hers Health and the Hims, Inc. stockholders party thereto (incorporated by reference to Exhibit 10.4 to Oaktree Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on October 1, 2020)

10.6	Hims & Hers Health, Inc. 2020 Equity Incentive Plan and forms of agreement thereunder

10.7	Hims & Hers Health, Inc. 2020 Employee Stock Purchase Plan

10.8	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 22, 2020)

10.9	Second Amended and Restated Loan and Security Agreement, dated November 27, 2019, by and between Hims, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.9 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 2, 2020)

10.10††	Plain English Growth Capital Loan and Security Agreement, dated November 27, 2019, by and between Hims, Inc. and Triplepoint Venture Growth BDC Corp (incorporated by reference to Exhibit 10.10 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 2, 2020)

10.11	Change in Control and Severance Agreement, dated as of December 21, 2020, by and between Hims, Inc. and Spencer Lee (incorporated by reference to Exhibit 10.15 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 22, 2020)

10.12	Change in Control and Severance Agreement, dated as of December 21, 2020, by and between Hims, Inc. and Andrew Dudum (incorporated by reference to Exhibit 10.16 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 22, 2020)

10.13	Change in Control and Severance Agreement, dated as of December 21, 2020, by and between Hims, Inc. and Melissa Baird

10.14	Employment Agreement, dated as of December 21, 2020, by and between Hims, Inc. and Spencer Lee (incorporated by reference to Exhibit 10.17 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 22, 2020)

10.15	Employment Agreement, dated as of December 21, 2020, by and between Hims, Inc. and Andrew Dudum (incorporated by reference to Exhibit 10.18 to Oaktree Acquisition Corp.’s Registration Statement on Form S-4/A (Registration No. 333-249622), filed with the SEC on December 22, 2020)

10.16	Employment Agreement, dated as of January 14, 2021, by and between Hims, Inc. and Melissa Baird

10.17	Share Exchange Agreement, dated as of January 20, 2021, by and among Hims, Inc., Oaktree Acquisition Corp., Andrew Dudum and the Andrew Dudum 2015 Trust, Date July 2, 2015

10.18	Hims, Inc. 2017 Stock Plan and forms of agreement thereunder

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated January 26, 2021.

21.1	List of Subsidiaries

99.1	Unaudited Pro Forma Condensed Combined Financial Information of the Company at September 30, 2020

**

Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted portions of the exhibit upon request.

†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

By:	/s/ Andrew Dudum
Name: Andrew Dudum
Title: Chief Executive Officer

Dated: January 26, 2021